UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2026

THE ONE GROUP HOSPITALITY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37379	14-1961545
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1624 Market Street, Suite 311

Denver, Colorado 80202

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (646) 624-2400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	STKS	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 22, 2026, the Board of Directors of The ONE Group Hospitality, Inc. (the “Company”) appointed Caroline O’Mahony Baker to serve as the Chief Operating Officer of the Company, effective September 22, 2026.

Ms. O’Mahony Baker, age 46, has over 18 years of experience with the Company, where she has held progressive leadership positions including most recently serving as the Executive Vice President of Operations (“EVP”) and Chief Operating Officer (“COO”) for the STK brand since September 2018. As the EVP and COO for STK, Ms. O’Mahony Baker was responsible for all STK restaurant operations, domestic and international, as well as Human Resources for the Company. In her new role, she assumes the additional responsibility for Grill Concepts and Benihana restaurant operations.

There are no family relationships, as defined in Item 401 of Regulation S-K, between Ms. O’Mahony Baker and any of the Company’s executive officers or directors. There are no transactions or relationships between the Company and Ms. O’Mahony Baker that are reportable under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Ms. O’Mahony Baker and any other person pursuant to which Ms. O’Mahony Baker was selected as Chief Operating Officer.

In connection with Ms. O’Mahony Baker’s appointment as Chief Operating Officer, her base salary will be increased to $355,000 and her target annual bonus be increased to 50% of her base salary. Upon her appointment, Ms. O’Mahony Baker will be granted 40,000 restricted stock units that vest ratably over three years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 24, 2026	THE ONE GROUP HOSPITALITY, INC.

	By:	/s/ Nicole Thaung
	Name:	Nicole Thaung
	Title:	Chief Financial Officer